EXHIBIT 23.1



UHY LDMB Advisors Inc.  Chartered Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Race World International, Inc.


We consent to the inclusion in this Annual Report of Race World
International, Inc. on Form 10-K of our report dated March 16, 2009, with respect to our audit of the financial staements of Border Management, Inc. as of December 31, 2008.


/s/ UHY LDMB Advisors Inc.
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UHY LDMB Advisors Inc.

Chartered Accountants
Surrey, British Columbia

March 30, 2009